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                        _______________________________

                                 EXHIBIT 10.41

                        STOCK OPTION AGREEMENTS BETWEEN
                         COMMUNITY BANCSHARES, INC. AND
                                  LOY MCGRUDER
                              DATED MARCH 27, 1997
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                      NONQUALIFIED STOCK OPTION AGREEMENT
                                   UNDER THE
                           COMMUNITY BANCSHARES, INC.
                      1997 STOCK OPTION PLAN FOR DIRECTORS


                             Grantee: Loy McGruder

                    Number Shares Subject to Option:   1,000

                        Option Price per Share:  $25.00

                         Date of Grant:  March 27, 1997


1. Grant of Option: Community Bancshares, Inc. (the "Company") hereby grants to the Grantee named above (the "Grantee"), under the Community Bancshares, Inc. 1997 Stock Option Plan for Directors (the "Plan"), a Nonqualified Stock Option to purchase, on the terms and conditions set forth in this agreement (this "Option Agreement"), the number of shares indicated above the Company's Common Stock of the par value of $.10 each (the "Stock"), at the option price per share set forth above, which is the Fair Market Value per share of Stock on the date of grant. Capitalized terms used herein and not otherwise defined shall have the meanings assigned such terms in the Plan.

2. Period of Option and Limitations on Right to Exercise. The Nonqualified Stock Option granted hereby will, to the extent not previously exercised, lapse at 5:00 p.m., Central Time, on the day immediately prior to the fifth anniversary of the date of grant (the "Expiration Date") unless sooner terminated in whole or in part as follows:

(a)Termination of Directorship. Upon termination of the Grantee's membership on the Board of Directors of the Company for any reason other than for cause or death, the Option granted hereby shall terminate ninety (90) days following the date of termination of the Grantee's membership on the board or, if earlier, on the Expiration Date. If the Grantee exercises the Option after termination of the Grantee's service on the Board of Directors, the Grantee may exercise the Option only with respect to the shares that were otherwise exercisable on the date of termination on the Grantee's service on the Board. If the Grantee's membership on the Board of Directors is terminated for cause, the Option granted hereby shall expire upon such termination.

(b)Death. In the event of the death of the Grantees, the Grantee's personal representatives, heirs or legatees (the "Grantee's Successors") may exercise the Option granted hereby on the date of death, upon proof satisfactory to the company of their authority. The Grantee's Successors must exercise such Option within one (1) year after the Grantee's death and in any event prior to the Expiration Date.


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3. Exercise of Option. The terms, times and conditions of exercise of the
Nonqualified Stock Option granted hereby are as follows:

The Option shall be exercisable at any time after the date of grant prior to its lapse as stated in paragraph "2.".

The Option granted hereby shall be exercised by written notice directed to the Secretary of the Company at the principal executive offices of the Company. Such written notice shall be accompanied by full payment in cash or by check for the number of Shares specified in such written notice. To the extent permitted under Regulation T of the Federal Reserve Board, and subject to applicable securities laws, the Option may be exercised through a broker in a so-called "cashless exercise" whereby the broker sells the option shares and delivers cash sales proceeds to the Company in payment of the exercise price.

Subject to the terms of this Option Agreement, the Nonqualified Stock Option granted hereby may be exercised at any time and without regard to any other option held by the Grantee to purchase stock of the Company.

In addition, the terms contained in the Plan are incorporated into and made a part of this Option Agreement and this Option Agreement shall be governed by and construed in accordance with the Plan.

4. Nontransferability. The Option granted hereby is not assignable or transferable by the Grantee other than by will or the laws of descent and distribution and is subject to the provisions of Section 8 hereof. The Option may be exercised during the lifetime of the Grantee only by the Grantee.

5. Limitation of Rights. The Option granted hereby does not confer to the Grantee or the Grantee's personal representative any rights of a stockholder of the Company unless and until shares of Stock are in fact issued to such person in connection with the exercise of the Option. Nothing in this Option Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate the Grantee's directorship at any time, nor confer upon the Grantee any right to continue in as a director of the Company or any Subsidiary.

6. Stock Reserve. The Company shall at all times during the term of this Option Agreement reserve and keep available such number of shares of Stock as will be sufficient to satisfy the requirements of this Option Agreement.

7. Grantee's Covenant. The Grantee hereby agrees to use his or her best efforts to serve as a director of the Company in a diligent and loyal manner and to promote the Company's interests.

8. Restrictions on Transfer and Pledge. No right or interest of the Grantee in the Option granted hereby may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a subsidiary, or shall be subject to any lien, obligation, or liability of the Grantee to any other party other than the Company or a Subsidiary.


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9. Restrictions on Issuance of Shares. If at any time the Board shall determine in its discretion, that listing, registration or qualification of the shares of Stock covered by the Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to the exercise of the Option, the Option may not be exercised in whole or in part unless and until such listing, registration, qualification, consent or approval shall have been affected or obtained free of any conditions not acceptable to the Board.

10.Plan Controls. In the event of any actual or alleged conflict between the provisions of the Plan and the provisions of this Option Agreement, the provisions of the Plan shall be controlling and determinative.

11.Successors. This Option Agreement shall be binding upon any successor of the Company, in accordance with the terms of this Option Agreement and the Plan.

IN WITNESS WHEREOF, Community Bancshares, Inc., acting by and through its duly authorized officers, has caused this Option Agreement to be executed, and the Grantee has executed this Option Agreement, all as of the day and year first above written.

                                                COMMUNITY BANCSHARES, INC.

                                       By:
                                          --------------------------------------

                                       Title:
                                             -----------------------------------


                                       -----------------------------------------
                                                                         GRANTEE


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